Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions  “Independent Registered Public Accounting Firm”, “Financial Highlights for the Acquiring Fund” and “Representations and Warranties” in the Combined Information Statement/Prospectus of Hartford Global Equity Income Fund and Hartford International Equity Fund (each a series of The Hartford Mutual Funds, Inc.) included in this Registration Statement (Form N-14) of The Hartford Mutual Funds, Inc., and the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information of The Hartford Mutual Funds, Inc. (with respect to Hartford Global Equity Income Fund and Hartford International Equity Fund) dated March 1, 2018, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our reports on Hartford Global Equity Income Fund and Hartford International Equity Fund, dated December 29, 2017, included in the 2017 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 12, 2018